EXHIBIT 10.42

TO

Targeted Genetics Corporation’s

Annual Report on Form 10-K

“[ * ]” = Portions of this exhibit have been omitted based on a request for confidential treatment filed with the Securities and Exchange Commission. The omitted material has been filed separately with the SEC.

AMENDMENT NO. 1 TO

INDUSTRIAL COLLABORATION AGREEMENT

THIS AMENDMENT TO INDUSTRIAL COLLABORATION AGREEMENT is made the 14th day of March, 2003 by and among INTERNATIONAL AIDS VACCINE INITIATIVE, INC., a Delaware not-for-profit corporation with its principal offices at 110 William Street, 27th Floor, New York, New York 10038 (hereinafter referred to as “IAVI”), CHILDREN’S RESEARCH INSTITUTE, a not-for-profit corporation with its principal offices at 700 Children’s Drive, Columbus, Ohio 43205 (hereinafter referred to as “Children’s”), and TARGETED GENETICS CORPORATION, a Washington corporation with its principal offices at 1100 Olive Way, Suite 100, Seattle, Washington 98101 (hereinafter referred to as “TGC”).

WHEREAS, IAVI, Children’s and TGC entered into an Industrial Collaboration Agreement dated as of February 1, 2000 (the “Agreement”); and

WHEREAS, the parties desire to extend the expiration date of the Agreement and the period of performance for the Research and Development Program thereunder from January 31, 2003 to December 31, 2003 in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing premises, the parties hereto agree as follows:

1.    Unless otherwise provided herein, all defined terms utilized in this Amendment shall have the same meanings as set forth in the Agreement.

2.    Attachment C of the Agreement is hereby amended to add Attachment C-4 annexed hereto as the Work Plan and Budget for Year 4 (as defined below).

3.    The Agreement is hereby amended to add Attachment D annexed hereto as the TGC Accounting Method.

4.    Paragraph 1(o) of the Agreement is hereby amended to insert the following sentence between the fourth and final sentences of the paragraph:

“Year 4” will run from February 1, 2003 through December 31, 2003.

5.    Paragraph 2(b) of the Agreement is hereby amended to add at the end thereof the following sentence:

The amount of Collaboration Payments to be made with respect to Year 4 will be prepared and agreed upon in accordance with the Work Plan and Budget, on the basis of the TGC Accounting Method and presented in a manner substantially consistent with the Work Plan and Budget set forth in Attachment C-4 of Amendment No. 1 to this Agreement.

6.    Paragraph 4 of the Agreement is hereby amended by deleting “year 3” and replacing it with “Year 4”.

7.    Paragraph 5(b) of the Agreement is hereby amended by adding at the end thereof the following:

Such reports with respect to Year 4 shall be consistent with the TGC Accounting Method. If there is an anticipated cost variance of greater than [*] from the agreed upon work plan and budget, or if additional work is required by IAVI that was not included in the work plan or budget, Children’s and TGC shall provide to IAVI a written explanation of the reason(s) for the variance, and the variance shall be subject to timely written acceptance by an officer of IAVI in IAVI’s sole discretion. IAVI, Children’s and TGC shall meet, by mutual agreement, at least once per [*] to monitor the status of progress under the work plan and to make any adjustments as may be determined by mutual agreement of the Parties as necessary.

8.    Paragraph 6(c) of the Agreement is hereby amended by adding at the end thereof the following sentence:

In addition, IAVI may terminate any reasonably separable portions of the work designated in the Work Plan and Budget by giving at least thirty (90) days’ notice in writing to Children’s and TGC, provided however, IAVI will be required to pay TGC and/or Children’s the budgeted Full Time Equivalents and actual non-labor costs to the extent actually incurred by TGC and/or Children’s and not transferred to another project during the ninety day period.

9.    Paragraph 5A. is hereby added between section 5 and 6 in the Agreement as follows:

LICENSE. TGC hereby grants to IAVI or its designee(s) a [ * ] license to [ * ] intellectual property owned by TGC that has been [ * ], including but not limited to [ * ] for research, development, sale, manufacture and commercialization by IAVI of a Program Vaccine in the Program Field. IAVI shall convey to Children’s the rights previously conveyed to Children’s in the foregoing by TGC under the Agreement. IAVI shall have no right to operate pursuant to this Section 5A unless TGC has declined or is reasonably unable to provide its services related to development and/or manufacturing of a Program Vaccine for the Developing Countries or unless IAVI terminates the Agreement pursuant to Section 6.e(ii) or Section 6.f(i). TGC will notify IAVI by [ * ] of the conditions imposed by any third party licensor, if such TGC license is contractually sub-licensable, to sublicensing intellectual property controlled by TGC that would otherwise have been licensed to IAVI hereby if owned by TGC and TGC will sublicense such intellectual property to IAVI promptly thereafter if IAVI notifies TGC that it is willing to be responsible for such conditions.

10.    Paragraph 11(l) is hereby added to the Agreement as following:

If, TGC, for reasons other than the cessation of funding to TGC for a Program Vaccine by IAVI, or its partner(s) in development of a Program Vaccine for those countries outside the Developing World, has substantially ceased efforts to continue development of a Program Vaccine or if TGC notifies IAVI that it does not intend to continue substantial development of a Program Vaccine (“Abandoned Candidate”) then, after written notice from IAVI that IAVI intends to exercise its rights pursuant to Section 11(l), TGC has [ * ] to make [ * ] to resume such development. If TGC does not resume such development then TGC shall be deemed to have granted IAVI a [ * ] license to its rights, if any, [ * ], to conduct research and development of the Abandoned Candidate in all countries of the world not already covered by the license grant herein for Developing Countries. Royalties shall be payable thereunder for sales outside the Developing Countries at a level reasonably determined by IAVI to reflect [ * ].

11.    Paragraph 11(m) is hereby added to the Agreement as follows:

The parties shall coordinate their efforts for all regulatory filings, anywhere in the world, which are in support of development and/or commercialization of a Program Vaccine for end use in Developing Countries, in connection with the Research and Development Program or for Program Vaccines including, but not limited to, Investigation New Drug applications and Marketing Approval Applications, other than filings related to manufacturing the Program Vaccine. TGC and Children’s agree that IAVI is hereby authorized to make such filings, on behalf of TGC and Children’s, upon prior approval by TGC and Children’s, which approval shall not be [*]. IAVI agrees that certain regulatory filings related to the Drug Master File are proprietary to TGC and as such, IAVI will be permitted to reference the portions of the TGC Drug Master File necessary to complete any regulatory filing made by IAVI on behalf of the parties hereunder. Nothing herein shall be construed to convey to IAVI any right, title or interest of TGC or Children’s in or to such regulatory filings. It shall not be deemed unreasonable for TGC or Children’s to withhold their consent for any regulatory filing in the event such filing compromises the development and/or commercialization of any product by a party with intellectual property rights from TGC or Children’s that are not conveyed to IAVI by TGC or Children’s in this Agreement.

12.    The parties agree to negotiate in good faith in order to achieve no later than [ * ] or such later date as mutually agreed upon by the parties to this Agreement, agreement on further revisions to this Agreement, pursuant to which intellectual property and other rights in the Program Vaccines, including any Program Inventions and Background Technology in the Program Field, may be licensed to IAVI and if so licensed IAVI will become obligated to pay TGC (and Children’s) compensation which, in consideration of the scope and nature of the revised Agreement, may include but is not limited to [ * ] outside the Developing Countries.

13.    Paragraph 18 of the Agreement is hereby amended by replacing the notice addresses for IAVI with the following:

INTERNATIONAL AIDS VACCINE INITIATIVE, INC.	with a copy to: Holland & Knight LLP

110 William Street, 27th Floor New York, New York 10038 Attention: President FAX: 212-847-1112	195 Broadway New York, New York 10007 Attention: Neal N. Beaton, Esq. FAX: 212-385-9010

14.    Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect. No oral promise, covenant or representation of any character or nature has been made to induce any party to enter into this Amendment. No provision of this Amendment may be modified or amended except expressly in a writing signed by all parties nor shall any term be waived except expressly in a writing signed by the party charged therewith. This Amendment shall be governed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

15.    This Agreement may be executed in two or more counterparts, each which shall be deemed an original but all of which taken together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have signed this Amendment on the day and year first above written.

INTERNATIONAL AIDS VACCINE INITIATIVE, INC.

By:	/s/ SETH BERKLEY
Seth Berkley, M.D. President and CEO

TARGETED GENETICS CORPORATION

By:	/s/ TODD E. SIMPSON
Name: Todd E. Simpson Title: VP Finance and Admin/Chief Financial Officer

CHILDREN’S RESEARCH INSTITUTE

By:	/s/ DANIEL MANN
Name: Daniel Mann Title: Vice President

Acknowledged with respect to

the Research and Development Program

[*]
[*]

ATTACHMENT C-4

WORK PLAN AND BUDGET

[*]

ATTACHMENT D

TGC ACCOUNTING METHOD

[*]

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